                                                                   EXHIBIT 10.14

                         WORKING CAPITAL LOAN AGREEMENT

                 $2.0 MILLION REVOLVING CREDIT FACILITY BETWEEN

                  OMEGA HEALTHCARE INVESTORS, INC., AS LENDER,
                                       AND
                        SENIOR CARE FLORIDA LEASING, LLC,
                           SENIOR CARE GOLFVIEW, LLC,
                           SENIOR CARE GOLFCREST, LLC,
                      SENIOR CARE SOUTHERN PINES, LLC, AND
                   SENIOR CARE CEDAR HILLS, LLC, AS BORROWERS

                                  APRIL 1, 2003

                                TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----
Section 1 -  Definitions....................................................1

Section 2 -  Warranties and Representations.................................7

Section 3 -  The Loan.......................................................9

Section 4 -  Advance Procedures; Limit on Advances.........................10

Section 5 -  Conditions Precedent to Advances..............................11

Section 6 -  Security and Release of Collateral............................12

Section 7 -  Affirmative Covenants.........................................13

Section 8 -  Negative Covenants............................................15

Section 9 -  Application of Proceeds.......................................16

Section 10 - Events of Default and Remedies................................16

Section 11 - Acceptance of Proceeds........................................17

Section 12 - Miscellaneous.................................................18

                         WORKING CAPITAL LOAN AGREEMENT

         This Working Capital Loan Agreement (this "Agreement") is made as of April 1, 2003, between Omega Healthcare Investors, Inc., a Maryland corporation (the "Lender"), and Senior Care Florida Leasing, LLC, a Delaware limited liability company ("Senior Care Florida"), Senior Care Golfview, LLC, a Delaware limited liability company ("Golfview"), Senior Care Golfcrest, LLC, a Delaware limited liability company ("Golfcrest"), Senior Care Southern Pines, LLC, a Delaware limited liability company ("Southern Pines"), and Senior Care Cedar Hills, LLC, a Delaware limited liability company ("Cedar Hills").

                                    RECITALS:

         A. The four (4) Florida Emerald Facilities are owned by the Emerald Operating Entities. The Emerald Operating Entities are wholly-owned subsidiaries of Emerald Healthcare.

         B. Pursuant to the Omega Mortgage Documents, the Lender has made a loan to Emerald Healthcare which is secured by, among other things, mortgages granted by the Emerald Operating Entities covering the Florida Emerald Facilities.

         C. Contemporaneously with the execution of this Agreement, Senior Care Florida has entered into a Master Lease with the Emerald Operating Entities, pursuant to which the Emerald Operating Entities will lease the Florida Emerald Facilities to Senior Care Florida (the "Senior Care Master Lease").

         D.       The Sublessees are wholly-owned subsidiaries of Senior Care
Florida.

         E. The Sublessees are subleasing the Florida Emerald Facilities from Senior Care Florida pursuant to Sublease Agreements dated the same date as this Agreement (each a "Sublease" and, collectively, the "Subleases").

         F. The Borrowers have requested that the Lender extend the credit facility described below, the proceeds of which will be used by the Borrowers for the purpose of funding working capital at the Florida Emerald Facilities.

         G. The Lender is willing to extend the credit facility on the terms and subject to the conditions set forth in this Agreement.

         The parties agree as follows:

SECTION 1 - DEFINITIONS

         In addition to the terms defined elsewhere in this Agreement, the following definitions shall apply for purposes of this Agreement:

         "Account" means any right to payment for goods sold or leased or services rendered, whether or not evidenced by an instrument or chattel paper, including, without limitation, the right to payment of management and/or consulting fees.

         "Account Debtor" means any Person obligated on any Account of a Borrower, including without limitation, any Insurer and any Medicaid/Medicare Account Debtor.

         "Advance" means an advance of Loan proceeds to or for the account of the Borrower.

         "Advance Date" means a Business Day on which an Advance is made.

         "Affiliate" means, when used with respect to any corporation, limited liability company or partnership, any person who directly or indirectly controls or is controlled by or is under common control with such corporation, limited liability company or partnership. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the majority ownership of voting securities, partnership interests or other equity interests. The term "person" shall mean any natural person, trust, partnership, corporation, joint venture or other legal entity.

         "Agreement" means this Working Capital Loan Agreement, as this Agreement hereafter may be amended.

         "Borrower" and "Borrowers" are Senior Care Florida, Golfview, Golfcrest, Southern Pines and Cedar Hills.

         "Borrowing Base" means, on any date of determination, an amount equal to 80% of the net amount of Eligible Accounts; provided that the percentage set forth above may be increased pursuant to Section 4.3.2, all as evidenced by the most recent Borrowing Base Certificate; and provided further, that prior to August 31, 2003, the Borrowing Base shall not be less than One Million Dollars ($1,000,000).

         "Borrowing Base Certificate" means a certificate in the form and substance acceptable to the Lender delivered by the Borrowers to the Lender pursuant to the terms of this Agreement.

         "Collateral" means all of the real property and tangible and intangible personal property now or hereafter serving as security for the obligations of a Borrower or any of its Affiliates to the Lender or any of its Affiliates, including but not necessarily limited to that described in Section 5 of this Agreement.

         "Collateral Documents" means the Security Agreements, the Pledge Agreement, the Guaranty, the Non-disturbance Agreement and all other documents and agreements that evidence, secure or otherwise relate to the Loan, this Agreement, the Security Agreements, the Pledge Agreements, the Guaranty, the Non-disturbance Agreement, and the transactions contemplated by such agreements, and all renewals, extensions, amendments, modifications or replacements of any of the foregoing.

         "Eligible Account" means those accounts of the Borrowers, on a consolidated basis, that meet the following criteria:

                  (a) the Account arises from services provided or performed by the Borrowers in the ordinary course of the Borrowers' business under an enforceable contract, and such services have been provided or performed for the appropriate account debtors in accordance with such contract;

                  (b) the title of the Borrowers to the Account is absolute and is not subject to any prior assignment, claim, lien or security interest;

                  (c) the Account is in the amount shown on the books of the Borrowers, and on any invoice or statement delivered to Lender is owing to the Borrowers, and no partial payment has been made thereon by anyone;

                  (d) the Account is not subject to any claim of reduction, counterclaim, setoff, recoupment, or any claim for credits, allowances or adjustments by the Account Debtor because of unsatisfactory services, or for any other reason which has been asserted to Borrower or is known to Borrowers, except for customary discounts allowed for prompt payment;

                  (e)      the Account is due and payable not more than thirty
         (30) days from the date of the invoice therefore;

                  (f) the Account is not more than one hundred twenty (120) days old, dating from the original invoice dates (not due dates) as set forth in the terms or the respective invoices;

                  (g) the Account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes the assignment of that account to Lender void or unenforceable;

                  (h) none of the Borrowers has received any note, trade acceptance, draft or other instrument with respect to or in payment of the Account, and if any such instrument is received, the Borrowers will immediately notify Lender and, at the latter's request, endorse or assign and deliver the same to Lender;

                  (i) none of the Borrowers nor Lender has received any notice of the dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Account Debtor;


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

                  (j) the Account Debtor is not an Affiliate of any Borrower, or in any way related by common ownership to any Borrower;

                  (k) the Account is not owed by an Account Debtor having its principal place of business or executive office outside the United States;

                  (l) the Account is not owed by an Account Debtor (other than a Medicaid/Medicare Account Debtor) with respect to which the total unpaid Accounts of such Account Debtor exceed ten percent (10%) of the net amount of all Eligible Accounts (including Medicaid/Medicare Account Debtors); and

                  (m) no material covenant, representation or warranty contained in this Agreement or the Collateral Documents has been breached with respect to such Account.

         "Emerald Healthcare" means Emerald Healthcare, Inc., a Florida corporation.

         "Emerald Operating Entities" means Emerald-Cedar Hills, Inc., Emerald-Golfview, Inc., Emerald-Golfcrest, Inc. and Emerald-Southern Pines, Inc.

         "Event of Default" has the meaning given such term in Section 10 of this Agreement.

         "Financing Statement" means the Financing Statement executed by the Borrowers and delivered to the Lender for filing pursuant to Section 6 of this Agreement.

         "Florida Emerald Facility" means one of, and "Florida Emerald Facilities" means one or more of, the following skilled nursing facilities:

                  FACILITY NAME                                          LOCATION
                  -------------                                          --------
         Golfview Nursing Home                    3636 10th Avenue North, St. Petersburg, Florida 33713
         Golfcrest Nursing Home                   600 North 17th Avenue, Hollywood, Florida 33020
         Southern Pines Nursing Center            6140 Congress Avenue, New Port Richey, Florida 34653
         Cedar Hills Nursing Center               2061 Hyde Park Road, Jacksonville, Florida 32210

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U. S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means and includes any federal, state, District of Columbia, county, municipal, or other government and any department, commission, board, bureau, agency or instrumentality thereof, whether domestic or foreign.

         "Guaranty" means that certain Guaranty dated the same date as this Agreement from Advocat, Inc., a Delaware corporation, Advocat Finance, Inc., a Delaware corporation, and Diversicare Management Services, Inc., a Tennessee corporation, in favor of Lender.

         "Insurer" means a Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with a Borrower to compensate a Borrower for providing services to a Patient.

         "Lender" is defined in the preamble to this Agreement.

         "Loan" means the working capital loan described in this Agreement.

         "Loan Balance" means, at any time, the then outstanding principal balance of the Loan.

         "Material Adverse Effect" means any material adverse effect whatsoever upon (a) the validity, performance or enforceability of any Transaction Document, (b) the properties, contracts, business operations, profits or condition (financial or otherwise) of a Borrower, or (c) the ability of a Borrower to fulfill its obligations under the Transaction Documents.

         "Maximum Loan Amount" means Two Million Dollars ($2,000,000) during the first twenty-four months after the date of this Agreement. In the twenty-fifth month after the date of this Agreement, and each subsequent month thereafter, on the first day of such month, the Maximum Loan Amount shall decrease by Ten Thousand Dollars ($10,000).

          "Medicaid/ Medicare Account Debtor" means any Account Debtor which is
(a) the United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act, (b) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or (c) any agent, carrier, administrator or intermediary for any of the foregoing.

         "Medical Services" means medical and health care services provided to a Patient, including, but not limited to, medical and health care services provided to a Patient and performed by a Borrower which are covered by a policy of insurance issued by an Insurer, and includes physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by a Borrower to a Patient for a necessary or specifically requested valid and proper medical or health purpose.

         "Non-disturbance Agreement" means the Subordination, Non-Disturbance, and Attornment Agreement dated the same date as this Agreement by and among Lender, Florida Lessor - Emerald, Inc., a Maryland corporation, Senior Care Florida, and the Emerald Operating Entities.

         "Note" means any promissory note executed and delivered by one or more Borrowers pursuant to this Agreement, together with all renewals, extensions, amendments, modifications or replacements thereof, including without limitation the Secured Working Capital Promissory Note dated the same date as this Agreement from the Borrowers in favor of the Lender.

         "Notice of Requested Borrowing" has the meaning given such term in
Section 4.1 of this Agreement.

         "Omega Mortgage Documents" means the Mortgages and the Amended Transaction Documents, as each is defined in the Non-disturbance Agreement, and all other documents and agreements that evidence, secure or otherwise relate to the Mortgages and the Amended Transaction Documents, and the transactions contemplated by such agreements, and all renewals, extensions, amendments, modifications or replacements of any of the foregoing.

         "Ordinary Course" means, when used with respect to a Borrower, any activity performed in accordance with the historical or customary practices of such Borrower.

         "Patient" means any Person receiving Medical Services from a Borrower and all Persons legally liable to pay a Borrower for such Medical Services other than Insurers.

          "Permitted Liens" means (a) security interests, mortgages and liens in favor of the Lender; (b) liens for taxes not delinquent or, in a jurisdiction where payment of taxes is deferred during the period of any contest, being contested in good faith by appropriate proceedings as prescribed by law, with adequate reserves therefor being set aside on the Borrowers' books; and (c) inchoate materialmens', mechanics', workmens', repairmens' or other like liens arising in the Ordinary Course and, in each case, not delinquent.

         "Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, Governmental Authority, or any other entity.

         "Pledge Agreements" means the separate Pledge Agreements dated the same date as this Agreement in favor of the Lender pledging 100% of the outstanding equity interests in each of the Borrowers.

         "Replacement Master Lease" means the form of Amended and Restated Master Lease executed and to be delivered pursuant to the Non-disturbance Agreement.

         "Security Agreements" means the separate Security Agreements dated the same date as this Agreement from each of the Borrowers in favor of the Lender.

         "Senior Care Master Lease" is defined in Recital B to this Agreement.

         "Sublessees" means Golfview, Golfcrest, Southern Pines and Cedar Hills.

         "Subleases" is defined in Recital C to this Agreement.

         "Transaction Documents" means this Agreement, the Note, the Collateral Documents, the Replacement Master Lease, the Senior Care Master Lease, the Subleases, and all other documents and agreements that evidence, secure or otherwise relate to the Loan, this Agreement, the Note, the Collateral Documents, the Replacement Master Lease, the Senior Care Master Lease, the Subleases, and the transactions contemplated by such agreements, and all renewals, extensions, amendments, modifications or replacements of any of the foregoing.

         "Termination Date" means the date that is the earlier to occur of (i) December 31, 2005, and (ii) four (4) months after the termination of the later to terminate of the Senior Care Master Lease or the Replacement Master Lease.

         "UCC" means the Uniform Commercial Code.

SECTION 2 - WARRANTIES AND REPRESENTATIONS

         To induce the Lender to enter into this Agreement and to make the Loan, the Borrowers represent and warrant to the Lender that the following statements are true, correct and accurate both before and after giving effect to the transactions contemplated by the Transaction Documents:

         2.1 Each of the Borrowers is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Senior Care Florida owns legal and equitable title to 100% of outstanding equity interests in each Sublessee. Diversicare Leasing Corp., a Tennessee corporation, owns legal and equitable title to 100% of the outstanding equity interests Senior Care Florida.

         2.2 The Borrowers have all requisite legal power and authority and all necessary licenses and permits to own and operate the Florida Emerald Facilities. The Borrowers are in compliance with all laws, rules, and regulations, the non-compliance with which would have a Material Adverse Effect.

         2.3 Neither this Agreement nor any other written statement furnished by or on behalf of the Borrowers to the Lender in connection with the negotiation of the Loan contains any untrue statement of a material fact.

         2.4 There are no proceedings pending, or, to the Borrowers' knowledge threatened, before any court, governmental authority or arbitration board or tribunal, against or affecting the Borrowers, or any one or more of them, that might have a Material Adverse Effect. The Borrowers are not in default with respect to any order, judgment or decree of any court, governmental authority or arbitration board or tribunal.

         2.5 The Borrowers have full power and authority to execute, deliver and perform the Transaction Documents; the execution, delivery and performance of the Transaction Documents required to be given hereunder by the Borrowers have been duly authorized by appropriate action and will not violate the provisions of the articles of incorporation or organization, operating agreement or bylaws of the Borrowers or of any law, rule, judgment, order, agreement or instrument to which a Borrower is a party or by which it is bound, or to which any of its assets are subject, nor do the same require any approval or consent of any public authority or other third party; and the Transaction Documents have been duly executed and delivered by, and are the valid and binding obligations of, the parties thereto, enforceable in accordance with their terms.

         2.6 The execution, delivery and performance by a Borrower of each Transaction Document to which it is a party, the issuance, delivery and performance of the Note, and the consummation of the transactions contemplated hereby or related hereto do not and will not (a) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of a Borrower, or (b) require any approval or consent of any governmental authority or other person or entity that, as of the date of this Agreement, has not been obtained in writing and delivered to the Lender.

         2.7 All of the equity interests of the Borrowers are validly issued, fully paid and nonassessable.

         2.8 None of the Borrowers is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of a Borrower, and no condition exists that, with the giving of notice or the lapse of time, or both, would constitute such a default.

         2.9 Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by a Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Eligible Account, the Borrowers represent that:

                  (a) The Account is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

                  (b) The Account arises out of a completed, bona fide sale and delivery of goods or rendition of Medical Services by a Borrower in the Ordinary Course and in accordance with the terms and conditions of all purchase orders, contracts, certification, participation, certificate of need, or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor;

                  (c) The Account is for a liquidated amount maturing as stated in a duplicate claim or invoice covering such sale or rendition of Medical Services, a copy of which has been furnished or is available to Lender;

                  (d) The Account, and Lender's security interest in such Account, is not, and will not, be in the future, subject to any offset, lien, deduction, defense, dispute, counterclaim or any other adverse condition asserted to Borrowers or is known to Borrowers, and each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;

                  (e) There are no facts, events or occurrences known to Borrowers which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Lender with respect thereto;

                  (f) The Account Debtor under the Account had the capacity to contract at the time any contract or other document giving rise to the Account was executed and such Account Debtor is solvent;

                  (g) There are no proceedings or actions known to Borrowers which are threatened or pending against any Account Debtor under the Account which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account;

                  (h) The Account has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and in material compliance and conformity with any and requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and such Account if due from a Medicaid/Medicare Account Debtor is properly payable directly to a Borrower; and

                  (i) Each Borrower has obtained and currently has all certificates of need, Medicaid and Medicare provider numbers, licenses, permits and authorizations that are necessary in the generation of such Accounts.

SECTION 3 - THE LOAN

         3.1 The Loan shall be Advanced subject to and in conformity with the following terms and conditions:

                  Loan Maximum              Maximum Loan Amount.

                  Minimum Draw              $10,000

                  Frequency of Draws        No more frequently than monthly.

                  Payments                  As set forth in the Note.

                  Due Date                  As set forth in the Note.

                  Interest Rate             As set forth in the Note.

                  Purpose Advances shall be used solely for working capital at the Florida Emerald Facilities.

         3.2 Subject to the terms and conditions of this Agreement, the Lender shall be obligated from time to time to make Advances subject to and in accordance with the terms and conditions contained in this Agreement.

         3.3 The Borrower may terminate this credit facility at any time upon thirty (30) days' prior written notice to the Lender and payment in full of the Loan Balance and all accrued and unpaid interest. Upon the expiration of thirty (30) days after delivery of such notice to the Lender, the Lender shall have no further obligation to make any further Advances. Except as expressly provided in this Section, termination of the credit facility by the Borrower pursuant to this Section shall not modify or otherwise affect the rights or obligations of the parties under any of the Transaction Documents as then in effect.

         3.4 Interest on Advances shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on any Advance, the date of the making of the Advance shall be included and the date payment is received shall be excluded; provided, that if an Advance is repaid on the same day on which it is made, one day's interest shall be paid on that Advance.

SECTION 4 - ADVANCE PROCEDURES; LIMIT ON ADVANCES

         4.1 The Borrowers shall give the Lender notice of its request for each Loan Advance (each a "Notice of Requested Borrowing") not later than 12:00 noon, Baltimore, Maryland time, at least five (5) Business Days before the date upon which such Advance is requested to be made. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Advance shall be made available to the Borrower by wire transfer of funds to the Borrower's account specified in the Notice of Requested Borrowing. The Notice of Requested Borrowing shall include the following:

                  (1)      The amount of the Advance requested; and

                  (2) A certification from an officer of Lessee that (A) no Event of Default exists, and (B) no event has occurred or condition exists that with the giving of notice or the passage of time, or both, would constitute an Event of Default.

         4.2      Each Advance shall be limited to the lesser of

                  (1) the Maximum Loan Amount minus the Loan Balance on the Advance Date; and

                  (2) the Borrowing Base minus the Loan Balance and the amount of unpaid interest on the Loan on the Advance Date.

         4.3      Borrowing Base.

                  4.3.1. Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document, the Loan Balance hereunder shall at no time exceed the lesser of (i) the Borrowing Base and (ii) the Maximum Loan Amount. The Borrower agrees that if at any time any such excess shall arise, it shall, without presentment, demand, protest or notice of any kind from the Lender, all of which it hereby expressly waives, immediately repay Loans in the amount necessary to eliminate such excess.

                  4.3.2. The Borrowing Base will be redetermined by the Lender once a month upon receipt of the Borrowing Base Certificates described in Section 4.3.3. In addition, the Lender may redetermine the Borrowing Base at other times in its discretion as necessary to reduce the Borrowing Base as a result of its reasonable determination that Accounts included therein are no longer Eligible Accounts. The Lender may in the exercise of its discretion in determining the Borrowing Base, at any time and from time to time, increase the advance percentages to be applied to Eligible Accounts which are set forth in the definition of "Borrowing Base" in Section 1.

                  4.3.3. The Borrowers shall keep accurate and complete records of its Accounts and, as frequently as the Lender shall require, but not less frequently than once per month on the tenth Business Day following the last day of each fiscal month, the Borrowers shall deliver to the Lender a Borrowing Base Certificate covering all of its Accounts, together with (if requested by the Lender) formal written assignments of such Accounts and copies of the invoices related thereto. The Borrowers shall also make available to the Lender for its inspection, upon demand, the original copy of all documents (and will deliver any such original copy to the Lender if required by the Lender to enforce its rights and remedies hereunder), including, without limitation, repayment histories, present status reports and shipment reports, relating to the Accounts included in any Borrowing Base Certificate and such other matters and information relating to the status of then existing Accounts as the Lender shall reasonably request.

         4.3 Subject to the terms and conditions of this Agreement, amounts borrowed under the Loan may be repaid and re-borrowed.

         4.4 In any event, the obligation of the Lender to make Advances shall cease on the first to occur of (i) an Event of Default, and (ii) the Termination Date.

SECTION 5 - CONDITIONS PRECEDENT TO ADVANCES

         In addition to the other conditions precedent to Advances described in this Agreement, each Loan advance requested under this Agreement shall be subject to prior satisfaction of the following conditions:

         5.1 The Borrowers, or any one of them, shall have received and shall maintain all governmental licenses, approvals and permits as are necessary to enable a Borrower to lawfully lease and operate the Florida Emerald Facilities from and after the Date of this Agreement and shall have satisfied any and all conditions to the effectiveness thereof; provided, however, that as of the date of this Agreement such licenses, approvals and permits may be provisional licenses, approvals or rights to occupy in which case the Borrowers shall use diligent efforts to satisfy all conditions for such licenses, approvals or rights to become permanent in a timely manner.

         5.2 The representations and warranties contained herein and in the other Transaction Documents shall be true, correct and accurate in all material respects on and as of the Advance Date of such requested Advance, except for those relating to specific dates or time periods and as changed as permitted by this Agreement.

         5.3 The Borrowers shall have performed in all material respects all agreements and satisfied all conditions that this Agreement and each of the other Transaction Documents provides shall be performed by a Borrower on or before such Advance Date.

         5.4 No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Lender from making such advance.

         5.5 There shall not be pending or, to the best of Borrowers' knowledge threatened: (a) any action, suit, proceeding, governmental investigation or arbitration against or affecting a Borrower or an Affiliate, or any property of a Borrower or an Affiliate, that, in the opinion of the Lender, could reasonably be expected to have a Material Adverse Effect upon a Borrower or an Affiliate; and (b) there shall have occurred no development in any action, suit, proceeding, governmental investigation or arbitration previously disclosed to the Lender pursuant to this Agreement, that, in the opinion of the Lender, could reasonably be expected to have a Material Adverse Effect upon a Borrower or an Affiliate. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Agreement or the making of the Loan hereunder.

         5.6 Since the date of the most recent financial statements submitted to the Lender pursuant to the Transaction Documents, nothing shall have occurred or become known that the Lender shall have determined has a Material Adverse Effect upon a Borrower or an Affiliate.

         5.7      No Event of Default shall exist and be continuing.

         5.8 No event has occurred or condition exists that with the giving of notice or the passage of time, or both, would constitute an Event of Default.

         5.9 The Lender shall have received a Notice of Requested Borrowing at the time and in the form required by Section 4.1 above. The furnishing by the Borrower of a Notice of Requested Borrowing shall be deemed to constitute a representation and warranty of the Borrower to the effect that all the conditions set forth in this Agreement for the requested advance are satisfied as of the date of delivery and will be satisfied on the applicable Advance Date.

         5.10 The Transaction Documents (other than the Senior Care Master Lease and the Subleases if promptly replaced by the Replacement Master Lease pursuant to the terms of the Non-disturbance Agreement) shall remain in full force and effect.

SECTION 6 - SECURITY AND RELEASE OF COLLATERAL

         6.1 Without limiting the terms and conditions of any of the Transaction Documents, to secure payment of all obligations and indebtedness of the Borrowers to the Lender under this Agreement and all other indebtedness and obligations now and hereafter owing by the Borrowers and their Affiliates to the Lender or any of its Affiliates, the Borrowers shall execute and deliver to the Lender (or, in the case of documents to be executed and delivered by others, shall cause such documents to be executed and delivered to the Lender):

                  (a)      the Note;

                  (b)      the Security Agreements;

                  (c)      the Pledge Agreement;

                  (d)      the Guaranty;

                  (f)      the Non-disturbance Agreement; and

                  (e) all financing statements, assignments, documents of title, and other documents, agreements, and instruments as the Lender reasonably may request in connection with the creation, perfection and priority of any security described above.

SECTION 7 - AFFIRMATIVE COVENANTS

         Beginning on the date of this Agreement and continuing until the Lender has no further obligation to make advances of the Loan to the Borrowers pursuant to this Agreement and the Loan and all other indebtedness of the Borrowers to the Lender under the Transaction Documents have been repaid in full, the Borrowers shall:

         7.1 Furnish to the Lender any and all certificates and reports concerning the condition of the Florida Emerald Facilities or compliance with the Transaction Documents or this Agreement, as and when the same are so furnished to such other party or parties. In addition, the Borrowers shall furnish to the Lender within ten (10) Business Days after receipt of Lender's request, such other information, books and records as the Lender may reasonably request, in such form and at such time and place as the Lender may reasonably request, concerning the Borrowers' activities and plans that are prepared by or for one or more of the Borrowers in the Ordinary Course.

         7.2 Promptly inform the Lender of the occurrence of any Event of Default, or of any occurrence that, with the giving of notice or the lapse of time, or both, would be an Event of Default, and of any other occurrence that has a Material Adverse Effect; grant to the Lender or its representatives the right to examine the Borrowers' books and records and the Collateral at any reasonable time or times on reasonable notice; maintain complete and accurate books and records of its transactions in accordance with good accounting practices; and furnish to the

Lender any information that it reasonably may request concerning the Borrowers' financial affairs that is prepared by or for a Borrower in the Ordinary Course within ten (10) Business Days after receipt of a request for that information.

         7.3 Maintain insurance, including, but not limited to, fire and extended coverage insurance, workers' compensation insurance, and casualty and liability insurance with responsible insurance companies on each Florida Emerald Facility and against such risks and in such amounts as is required by the Senior Care Master Lease, or, if in effect, the Replacement Master Lease, and furnish to the Lender upon its request the details with respect to that insurance and satisfactory evidence of that insurance coverage. Each insurance policy required under this Section 7.3 shall be, to the extent practicable, written or endorsed so as to make losses, if any, payable to the Borrowers and the Lender as their respective interests may appear, and shall include, where appropriate, a mortgage clause or endorsement in favor of the Lender in form and substance satisfactory to the Lender.

         7.4 Pay and discharge, as often as the same may become due and payable, all taxes, assessments and other governmental monetary obligations, of whatever nature, that may be levied or assessed against it or any of its properties, unless and to the extent only that in a jurisdiction where payment of taxes and assessments is abated during the period of any contest, those taxes or assessments shall be contested in good faith by appropriate proceedings and that the Borrowers shall have set aside on its books adequate reserves with respect to those taxes and assessments.

         7.5 Pay and perform at the time such payment or performance is due, all indebtedness and obligations owing by it, and pay all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable, except any indebtedness, obligation or claim being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside on its books adequate reserves with respect to such indebtedness, obligation or claim.

         7.6 Maintain their existence as a corporation or limited liability company under the laws of the State of Delaware; conduct and operate its business in compliance with all laws, governmental rules, regulations, and orders applicable to it, the failure to comply with which would or may have a Material Adverse Effect.

         7.7 Act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments and keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties that are necessary to the conduct of its business.

         7.8 At all times preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, agency agreements, trade names, patents, trademarks, copyrights, licenses and service marks, the loss of which could have a Material Adverse Effect.

         7.9 Permit representatives of the Lender, on reasonable notice, during the Borrowers' normal business hours, to enter the Borrowers' premises, review the Borrowers' business records, and interview the Borrowers' employees as reasonably required by the Lender to conduct periodic audits of the Borrowers' business and the Borrowers' compliance with its obligations under this Agreement.

         7.10 If the Replacement Master Lease is not in effect, comply with all of the terms and conditions of the Senior Care Master Lease.

         7.11 If the Replacement Master Lease is in effect, comply with all of the terms and conditions of the Replacement Master Lease.

         If the Replacement Master Lease is in effect, to the extent any of the provisions of this Section 7 are inconsistent with the terms of the Replacement Master Lease, the Replacement Master Lease shall control.

SECTION 8 - NEGATIVE COVENANTS

         Beginning on the date of this Agreement and continuing until the Lender has no further obligation to make advances of the Loan to the Borrowers pursuant to this Agreement and the Loan and all other indebtedness of the Borrowers to the Lender under the Transaction Documents has been repaid in full, the Borrowers shall not, without the prior written consent of the Lender:

         8.1 Create or permit to exist any lien, mortgage, pledge, attachment, garnishment, execution, or other legal process, or encumbrance on any of the Collateral, except Permitted Liens.

         8.2 Guarantee, endorse, assume or otherwise incur or suffer to exist any contingent liability in respect of any obligation of any other person, firm or corporation, except by the endorsement of negotiable instruments for deposit or collection in the Ordinary Course.

         8.3 Purchase or otherwise acquire all, or substantially all, of the assets, obligations or capital stock or equity interests in any other person or legal entity.

         8.4 Subordinate any indebtedness owing to a Borrower by any person, firm or corporation to indebtedness of that person, firm or corporation owing to any other person, firm or corporation.

         8.5 Engage, directly or indirectly, in any line of business other than the operation of the Florida Emerald Facilities.

         8.6 Issue, incur, assume or permit to remain outstanding any indebtedness, other than indebtedness owing to the Lender or any of Lender's Affiliates or indebtedness which has been subordinated to the indebtedness owed to the Lender pursuant to written agreements in form and substance acceptable to the Lender.

         8.7 Change its fiscal year or method of accounting except as required by GAAP.

         8.8 Change its name without prior written approval from the Lender; except that a Borrower may change its name if such Borrower has given sixty (60) days' prior written notice of the name change to Lender and has taken such action as the Lender deems necessary to continue the perfection of the security interests and liens granted to the Lender under the Transaction Documents.

SECTION 9 - APPLICATION OF PROCEEDS

         The proceeds of the Loan shall be used by the Borrowers solely to fund Borrowers' working capital needs at the Florida Emerald Facilities.

SECTION 10 - EVENTS OF DEFAULT AND REMEDIES

         10.1 The following events shall constitute an "Event of Default" under this Agreement, the occurrence of which shall entitle the Lender to pursue any and all rights and remedies, legal and equitable, available to it under any Transaction Document or otherwise. The occurrence of an Event of Default under this Agreement shall constitute a default under each and every other Transaction Document. The Lender's rights and remedies are cumulative and may be exercised concurrently or successively from time to time. Any action by the Lender against any property or party shall not serve to release or discharge any other security, property or party in connection with this transaction. The Events of Default are as follows:

         (a) Failure to pay the principal or interest on the Borrowers' present or future indebtedness to the Lender pursuant to this Agreement and the other Transaction Documents, when and as the same shall be due and payable, whether by acceleration or otherwise;

         (b) An Event of Default (whether described as an "Event of Default", "Default", "Guaranty Default", "Security Agreement Default" or similar term or not specifically defined) under any Collateral Document or any other Transaction Document;

         (c) An Event of Default under the Senior Care Master Lease or any Sublease, or the Replacement Master Lease;

         (d) An Event of Default occurs under the Omega Mortgage Documents that is a result, directly or indirectly, of the actions or inactions of a Borrower.

         (e) Failure to pay, observe and discharge in the Ordinary Course all indebtedness and other obligations of a Borrower to any third party, unless the same is being contested in good faith by appropriate proceedings in accordance with the procedures set forth in the Senior Care Master Lease or in Article XII of the Replacement Master Lease, as may then be applicable.

         (f) The discovery by the Lender of any material inaccuracy in any statement, assurance, representation, covenant, warranty, term or condition by a Borrower contained in this Agreement or in any document delivered or to be delivered by or on behalf of the Borrowers pursuant to this Agreement, which inaccuracy would result in a Material Adverse Effect.

         (g) The filing of a petition by or against a Borrower seeking relief under the Federal Bankruptcy Code, 11 U.S.C. Sec. 101, et seq., and any amendments thereto, or any similar law or regulation, whether federal, state or local, not dismissed within 30 days.

         (h) The commencement of a proceeding by or against a Borrower under any statute or other law providing for an assignment for the benefit of creditors, the appointment of a receiver, or any other similar law or regulation, whether federal, state or local, not dismissed within 30 days.

         (i) The garnishment, attachment, levy or other similar action taken by or on behalf of any creditor of the Borrower, or any of their respective properties which could have a Material Adverse Effect.

         10.2 The Lender may, at its option, terminate its obligation to make Advances, without notice to the Borrowers: (a) upon the occurrence and continuance of any Event of Default; or (b) upon the occurrence and continuance of any event that, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         10.3 Upon the occurrence and continuance of any Event of Default, the Lender shall have the right (a) to declare all outstanding principal and accrued interest on the Loan, and on any other indebtedness of the Borrowers, or any one of them, to the Lender (whether or not arising under this Agreement) to be immediately due and payable, without presentment, demand or notice of any kind, all of which are hereby expressly waived by the Borrowers, and (b) to exercise any and all remedies that it may have for default under any Transaction Document or at law or in equity, and such remedies may be exercised concurrently or separately until all of the Borrowers' indebtedness to the Lender (whether or not arising under this Agreement) and each and every one of the Borrowers' obligations to the Lender (whether or not arising under the Transaction Documents) have been fully satisfied. In connection with the enforcement of any such remedies of the Lender, the Lender and its employees, attorneys, agents and other persons and entities designated by the Lender, shall have the right, without notice, to enter the Borrowers' places of business for such purposes as reasonably may be required to permit the Lender to preserve, protect, take possession of and/or sell or otherwise dispose of any Collateral, and to store the Collateral at the Borrowers' places of business, without charge, for such periods as may be determined by the Lender.

SECTION 11 - ACCEPTANCE OF PROCEEDS

         The acceptance of the proceeds of the Loan and any Advance shall constitute the representation and warranty by the Borrowers to the Lender that all of the applicable conditions specified herein have been satisfied as of that time, except for such conditions that have been expressly waived in writing hereunder by the Lender.

SECTION 12 - MISCELLANEOUS

         12.1 The Borrowers shall reimburse the Lender for all reasonable costs (including but not limited to reasonable fees and expenses for appraisers, attorneys, architects, accountants, brokers, copy services, court reporters, engineers, expert witnesses, overnight couriers, recording fees and taxes, title and lien searches, and surveyors) incurred by the Lender in: (a) creating and perfecting a first priority security interest in the Collateral; (b) preserving and protecting the Collateral; (c) enforcing any provision of any of the Transaction Documents; (d) collecting the Loan; and (e) foreclosing any lien or security interest in any of the Collateral, or in taking action in lieu of foreclosure.

         12.2 The Borrowers acknowledges that the Lender shall have the right, upon an Event of Default, or any event that with the giving of notice or lapse of time, or both, would constitute an Event of Default, to set off any indebtedness from time to time owing to the Borrowers by the Lender against any indebtedness that shall at any time be due and payable by the Borrowers to the Lender.

         12.3 Each and every right granted to the Lender hereunder or under any other Transaction Document, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof or as a waiver of any other right. No single or partial exercise by the Lender of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Lender of any default shall be effective unless in writing and signed by the Lender, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion. This Agreement may not be amended except by a writing signed by all the parties hereto.

         12.4 The relationship between the Borrowers and the Lender is solely that of borrower and lender. The Lender has no fiduciary responsibilities to the Borrowers as a result of this Loan Agreement, the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. The Lender does not undertake any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations. The Borrowers shall rely entirely upon its own judgment with respect to its business, and any review, inspection, supervision, or information supplied to the Borrowers by the Lender is for the protection of the Lender and none of the Borrowers or any third party is entitled to rely thereon.

         12.5 This Agreement is made in the State of Maryland. The validity of this Agreement, and the validity of any documents incorporated herein or executed in connection herewith, and the construction, interpretation and enforcement thereof, and the rights of the parties thereto, shall be determined under and construed in accordance with the internal laws of the State of Maryland, without regard to principles of conflicts of law.

         12.6 Any and all notices or other communications required or permitted under this Agreement shall be in writing, and shall be served either personally or by certified United States mail with postage thereon full prepaid addressed:

         To the Borrowers at:

                  Senior Care Florida Leasing, LLC
                  c/o Advocat, Inc.
                  277 Mallory Station Road, Suite 130
                  Franklin, Tennessee 37067
                  Attention:  Chief Financial Officer
                  Telefax No.: 615-771-7409

                  with a copy (which shall not constitute notice) to:

                  Harwell Howard Hyne Gabbert & Manner, P.C.
                  315 Deaderick Street, Suite 1800
                  Nashville, Tennessee 37238
                  Attn: J. Mark Manner
                  Telefax No.: 615-251-1057

         and to the Lender at:

                  Omega Healthcare Investors, Inc.
                  9690 Deereco Road, Timonium, Suite 100
                  Maryland 21093
                  Attn.: Daniel J. Booth
                  Telephone No.: 410/427-1700
                  Facsimile No.:  410/427-8800

                  with a copy (which shall not constitute notice) to:

                  Myers Nelson Dillon & Shierk PLLC
                  125 Ottawa Ave., N.W., Suite 370
                  Grand Rapids, Michigan 49503
                  Attention: Mark E. Derwent
                  Telephone: (616) 233-9640
                  Fax: (616) 233-9642

or such other place or places as any party shall designate by written notice served upon other parties.

Notice shall be deemed to have been given (a) on the date of personal delivery to a Borrower or the transmission to a Borrower by facsimile to the number set forth in this Section, or (b) on the date on which a duly authorized representative of a Borrower acknowledges receipt of such written notice, or (c) on the day after sending such written notice to a Borrower by a commonly recognized overnight courier service, such as Federal Express, Purolator, UPS or the like, or (d) on the third day after or by depositing the same in the United States mail, postage prepaid, for delivery to a Borrower.

         12.7 This Agreement shall be binding upon and shall inure to the benefit of the Borrowers and the Lender and their respective successors and assigns. The Borrowers shall not have any right to assign, transfer, hypothecate or otherwise transfer or dispose of any of its rights or obligations under this Agreement or the other Collateral Documents (voluntarily, by operation of law, as security, by gift or otherwise) without the Lender's consent, which consent may be withheld in the sole discretion of the Lender. The Lender may, without the consent of the Borrower, assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement, or grant participations herein and in the Collateral Documents, or in any of its rights or security hereunder or thereunder, including, without limitation, the instruments securing the Borrowers' obligations hereunder; provided, however, that the Lender promptly will inform the Borrowers of any such assignment, negotiation, pledge or other hypothecation and of the parties involved therewith. In connection with any assignment or participation, the Lender may disclose to the proposed assignee or participant any information that the Borrower is required to deliver to the Lender pursuant to this Agreement.

         12.8 The Borrowers waive and release any and all right that they may have to require that the Lender marshal any of the Collateral. The Borrowers shall upon the request of the Lender promptly execute and deliver to the Lender a written statement, in form and substance reasonably satisfactory to the Lender, identifying all of the Collateral in which the Lender holds an interest as security for the Loan made pursuant to this Agreement. The Lender may file or record such written statements in the appropriate public records as determined by the Lender in its sole and absolute discretion.

         12.9 Should any part, term or provision of this Agreement, or of any documents incorporated herein or executed in connection herewith, be determined by the courts to be illegal, unenforceable or in conflict with any law of the State of Maryland, federal law or any other applicable law, the validity and enforceability of the remaining portions or provisions of such document(s) shall not be affected thereby.

         12.10 The Borrowers shall execute any and all additional or supplemental documentation as the Lender may reasonably require to give full effect to the terms and conditions of this Agreement. The Borrowers authorize the Lender to file such financing statements as it deems appropriate to perfect its security interests in the Collateral.

         12.11 Time is of the essence with respect to all provisions of this Agreement.

         12.12 The headings in this Agreement have been inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

         12.13 This Agreement may be executed in one or more counterparts, each of which shall be considered an original and all of which shall constitute the same instrument.

         12.14 This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. The parties hereto shall not be bound by any other different, additional or further agreements or understandings except as consented to in writing by them.

         12.15 The Recitals are incorporated into and form a part of this Agreement.

         12.16 The Lender and the Borrowers, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Lender nor the Borrowers shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Lender or Borrowers except by a written instrument executed by both of them.

         12.17    There are no third party beneficiaries of this Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Working Capital Loan Agreement as of the day and year first above written.

"BORROWERS":

SENIOR CARE FLORIDA LEASING, LLC, a                    SENIOR CARE GOLFVIEW, LLC
Delaware limited liability company                     SENIOR CARE GOLFCREST, LLC
                                                       SENIOR CARE SOUTHERN PINES, LLC
By:    Diversicare Leasing Corp., its sole             SENIOR CARE CEDAR HILLS, LLC
       member

By:    /s/ William R. Council, III               By:   Senior Care Florida Leasing, LLC, its
       -----------------------------------             sole member
Name:  William R. Council, III
       -----------------------------------
Its:   President                                 By:   Diversicare Leasing Corp., its sole
       -----------------------------------             member

                                                 By:   /s/ William R. Council, III
                                                       --------------------------------------
                                                 Name: William R. Council, III
                                                       --------------------------------------
                                                 Its:  President
                                                       --------------------------------------

"LENDER":

Omega Healthcare Investors, Inc.

By:   /s/  Taylor Pickett
      --------------------------
Name: Taylor Pickett
      --------------------------
Its:  CEO
      --------------------------